SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Appreciation Fund, Inc.
BNY Mellon Worldwide Growth Fund, Inc.
BNY Mellon Investment Funds IV, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)       Proposed maximum aggregate value of transaction:

(5)       Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

BNY MELLON APPRECIATION FUND, INC.

BNY MELLON TAX MANAGED GROWTH FUND

BNY MELLON WORLDWIDE GROWTH FUND, INC

c/o BNY Mellon Investment Adviser, Inc.

PLEASE REVIEW

Dear Shareholder:

Time is running out to participate in the Special Joint Meeting of Shareholders of the above-named funds (each, a "Fund"), scheduled for October 4, 2022. Each Fund's shareholders need to approve a new sub-investment advisory agreement with Fayez Sarofim & Co. ("Sarofim & Co.") in order to ensure that Sarofim & Co. can continue to provide uninterrupted services as the sub-adviser to each Fund.

The shareholder meeting will be held on October 4, 2022 at 10:00 a.m., Eastern Time. The new sub-investment advisory agreement for each Fund is substantially similar in material respects to the prior sub-investment advisory agreement for each Fund and each Fund’s investment strategy, management policies, sub-investment advisory fee and portfolio managers (with the exception of Mr. Fayez Sarofim, whose passing caused a "change in control" of Sarofim & Co., which triggered an assignment and automatic termination of each Fund's then-existing sub-investment advisory agreement with Sarofim & Co., resulting in the temporary implementation of an interim sub-investment advisory agreement) will not change in connection with the implementation of the new sub-investment advisory agreement. BNY Mellon Investment Adviser, Inc. will continue to serve as each Fund's investment adviser.

WHAT DO WE NEED FROM YOU? In order to ensure that Sarofim & Co. can continue to provide uninterrupted services as the sub-adviser to each Fund, shareholders need to approve the new sub-investment advisory agreement at the shareholder meeting. Please also note that each Fund’s shareholder base is made up of thousands of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal.

For further information about the shareholder meeting, the proposal and how to vote or to obtain a copy of the Joint Proxy Statement, you can reach us at 800-515-4479 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

MUTUAL FUND SERVICES

Shareholder Name

Address 1

Address 2

Address 3

BNY MELLON INVESTMENT MANAGEMENT

Re: “FUND NAME HERE

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in the “Fund Name Here”. This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. The deadline to hear from you is 10:00 a.m. Eastern Time on October 3, 2022.

It is very important that we speak to you regarding this matter. Please call toll-free at (800) 515-4479 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:

Investor ID: 123456789 Security ID: 123456789

Shares owned: 33,333.00 Household ID: 0000000

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Fund

OFFICIAL BUSINESS_ This is not a scam, fraud or scheme. This document relates to an investment you own in “Fund Name Here” through a broker, bank or directly with BNY Mellon.